Exhibit 10.1

GENTHERM INCORPORATED

2023 EQUITY INCENTIVE PLAN

RESTRICTED STOCK AWARD AGREEMENT

Gentherm Incorporated, a Michigan corporation (the “Corporation”), as permitted by and pursuant to the terms and conditions of the Gentherm Incorporated 2023 Equity Incentive Plan, as amended (the “Plan”), hereby grants to the individual listed below (the “Participant”), an award of shares of Restricted Stock as described herein, subject to the terms and conditions of the Plan and this Restricted Stock Award Agreement (“Agreement”).

Unless otherwise defined in this Agreement, the terms used in this Agreement have the same meaning as defined in the Plan.

1. NOTICE OF RESTRICTED STOCK AWARD.

Participant:

Grant Date:

Number of Shares of Restricted Stock in Award:

2. GRANT OF RESTRICTED STOCK AWARD. The Corporation hereby grants to the Participant, as of the Grant Date, the number of shares of Restricted Stock set forth in the table above. By clicking the “ACCEPT” button, the Participant agrees to the following: “This electronic contract contains my electronic signature, which I have executed with the intent to sign this Agreement.”

3. VESTING. Subject to the Participant’s continued service with the Corporation, the Restricted Stock shall vest on such date that is the earlier of (a) the 20[__] annual meeting of shareholders of the Corporation (if such date is at least 50 weeks after the immediately preceding year’s annual meeting of shareholders) and (b) the first anniversary of the Grant Date (the “Vesting Date”).

4. TERMINATION OF SERVICES; FORFEITURE. Notwithstanding any other provision of this Agreement:

(a) Termination for Any Reason. Except as otherwise expressly set forth herein, any unvested shares of Restricted Stock subject to this Award shall be immediately canceled and forfeited if the Participant’s continued service with the Corporation is terminated for any reason.

(b) Retirement. If the Participant’s service with the Corporation is terminated due to such Participant’s Retirement prior to the Vesting Date (the “Retirement Date”), then any unvested Restricted Stock subject to this Award shall continue to vest on and following the Retirement Date in accordance with Section 3 hereof. For purposes of this Section 4(b):

(i)

“Retirement” means (i) the termination of the Participant’s service with the Corporation was (a) voluntarily made by the Participant, or (b) mutually agreed upon by between the Participant and the Corporation, and, in each case, without Cause (as determined by the Committee in its Discretion), (ii) the Participant has either (a) attained a minimum age of 65 or (b) attained a minimum age of 60 and a minimum of 70 total years (including Years of Service to the Corporation and any Subsidiary plus the age of the Participant), in each case as of the Retirement Date, and (iii) the Participant has provided six (6) months prior notice (or such shorter period authorized by the Committee in its Discretion) of such Participant’s consideration of retirement to the Corporation’s Board of Directors (the “Board”), as determined by the Committee in its Discretion.

(ii)

“Years of Service” means a Participant’s total number of years of service with the Corporation based on a period of service beginning on the Participant’s first date of service with the Corporation and ending on the Retirement Date; provided that, Years of Service shall not include any period of a Participant’s service with a business acquired by the Corporation prior to the date that such business was acquired by the Corporation.

(c) Discretion to Accelerate. Notwithstanding anything to the contrary contained herein, the Committee may, in its Discretion, accelerate the vesting of all or a portion of the Restricted Stock subject to this Award as of or prior to any cancellation or forfeiture thereof.

5. CHANGE IN CONTROL. In the event of a Change in Control prior to the Vesting Date, any unvested Restricted Stock subject to this Award shall become vested as of the date of the Participant’s termination of service with the Corporation. The Corporation (or a successor thereto) shall issue or transfer to the Participant such shares of Common Stock or common stock of the successor having approximately equivalent value (and references herein to Common Stock issued on vesting shall include such successor common stock, if applicable), or the cash equivalent of such shares of Common Stock or common stock if neither security is listed on a U.S. national securities exchange (including Nasdaq or the New York Stock Exchange).

6. SECTION 83(B). Within 30 days after the Grant Date, the Participant may elect to file with the Internal Revenue Service an election under Section 83(b) of the Code to include in the Participant’s gross income for federal income tax purposes in the year of the issuance the fair market value of the Restricted Stock. The Participant acknowledges that it is the Participant’s sole responsibility, and not the Corporation’s responsibility, to file timely and properly the election under Section 83(b) of the Code and any corresponding provisions of state tax laws if the Participant elects to may such election, and the Participant agrees to provide the Corporation with a copy of any such election within 10 calendar days of making such election. The Participant understands that the Participant (and not the Corporation) shall solely be responsible for the Participant’s tax liability that may arise as a result of this Award.

7. RIGHTS AS SHAREHOLDER. Except for the potential forfeitability of the Restricted Stock before the occurrence of a Vesting Date, the Participant has all rights of a shareholder (including voting and dividend rights) commencing on the Grant Date, subject to the Participant’s execution of this Agreement. With respect to any dividends that are paid with respect to the Restricted Stock between the date of this Agreement and the end of any applicable restricted period, such dividends, if paid in shares, shall be subject to the same restrictions as the Restricted Stock, including any forfeiture provisions described in Section 2 hereof. If any such dividends are paid in cash, such dividends shall be accumulated during the Restricted Period (without interest), and (A) paid if and when, and only to the extent that, the Restricted Stock is vested or (B) forfeited, if and when, and to the extent that, the Restricted Stock is forfeited prior to vesting. Any dividend and distribution equivalent rights shall be paid in a manner that either complies with, or is exempt from, Section 409A of the Code.

8. ADJUSTMENTS. In the event of any stock dividend, stock split, recapitalization, merger, consolidation, split up, spin-off, combinations, exchange of shares or reorganization of or by the Corporation affecting this Award, the rights of the Participant will be adjusted as provided in Section 5(e) of the Plan.

9. NON-TRANSFERABILITY OF AWARD. Without the express written consent of the Committee, which may be withheld for any reason in its Discretion, neither the Restricted Stock nor any interest in the Restricted Stock may be assignable, alienable, saleable, pledged, hypothecated, encumbered or transferable by the Participant, except for a transfer by will or by the laws of descent and distribution as a result of the death of the Participant; provided that, unless approved by shareholders, in no event shall any Award be transferable for consideration. The terms of the Plan and this Agreement shall be binding upon the Participant’s executors, administrators, heirs, successors and assigns. Any attempt to transfer, assign, pledge, hypothecate or borrow against the Restricted Stock in violation of this Section 9 in any manner shall be null and void and without legal force or effect.

10. RESTRICTED STOCK CERTIFICATE LEGEND. The Corporation will either issue a stock certificate or certificates representing the shares of Restricted Stock (the “Certificate”) and register the Certificate in the Participant’s name (and deposited with the Corporation or its designee, together with a stock power endorsed in blank), or make such other arrangements with its stock transfer agent to issue uncertificated interests, including in book-entry form (“Book Entry”). Each Certificate representing shares of Restricted Stock granted pursuant to this Agreement shall initially bear the following legend:

“THE SALE OR OTHER TRANSFER OF THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE, WHETHER VOLUNTARY, INVOLUNTARY, OR BY OPERATION OF LAW, IS SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER SET FORTH IN THE GENTHERM INCORPORATED 2023 EQUITY INCENTIVE PLAN, AND IN A RESTRICTED STOCK AWARD AGREEMENT. A COPY OF THE PLAN AND SUCH RESTRICTED STOCK AWARD AGREEMENT MAY BE OBTAINED FROM THE SECRETARY OF GENTHERM INCORPORATED.”

If a Certificate is issued it will be deposited with the Corporation together with a stock power endorsed in blank by the Participant. After the expiration of the Restricted Period applicable to the Restricted Stock, the Corporation shall deliver to the Participant the stock certificates for such shares, which shall be reissued without the legend set forth above; provided that the Committee may determine instead that such shares shall be evidenced by book-entry registration. If stock certificates or book-entry registrations were previously issued for the shares and a legend had been placed on such certificate or book-entry registration, the Corporation shall cause such certificates or book-entry registrations to be reissued without the legend.

11. THE PLAN; AMENDMENT. This Award is subject in all respects to the terms, conditions, limitations and definitions contained in the Plan, which is incorporated herein by reference. In the event of any discrepancy or inconsistency between this Agreement and the Plan, the terms and conditions of the Plan shall control. The Committee shall have the right, in its Discretion, to modify or amend this Agreement from time to time in accordance with and as provided in the Plan. This Agreement may also be modified or amended by a writing signed by both the Corporation and the Participant. The Corporation shall give written notice to the Participant of any such modification or amendment of this Agreement as soon as practicable after the adoption thereof.

12. RIGHTS OF PARTICIPANT; REGULATORY REQUIREMENTS. Without limiting the generality of any other provision of this Agreement or the Plan, Sections 13 and 14 of the Plan pertaining to the limitations on the Participant’s rights and certain regulatory requirements are hereby explicitly incorporated into this Agreement.

13. NOTICES. Notices hereunder shall be mailed or delivered to the Corporation at its principal place of business and shall be mailed or delivered to the Participant at the address on file with the Corporation or, in either case, at such other address as one party may subsequently furnish to the other party in writing.

14. GOVERNING LAW. This Agreement shall be legally binding and shall be governed, construed, and administered in accordance with and governed by the laws of the State of Michigan (regardless of the laws that might otherwise govern under applicable principles of choice of law or conflicts of laws of such jurisdiction or any other jurisdiction that would cause the application of the laws of any jurisdiction other than the State of Michigan).

15. DATA PRIVACY NOTICE. The Participant hereby acknowledges that the collection, use and transfer, in electronic or other form, of the Participant’s personal data as described in this Agreement and any other Restricted Stock grant materials by the Corporation (and its Subsidiaries) is necessary for the purpose of implementing, administering and managing the Participant’s participation in the Plan. The Participant authorizes, agrees and unambiguously consents to the transmission by the Corporation (and its Subsidiaries) of any personal data information related to this Award for legitimate business purposes (including, without limitation, the administration of the Plan). This authorization and consent is freely given by the Participant.

The Participant understands that the Corporation and its Subsidiaries may hold certain personal information about the Participant, including, but not limited to, the Participant’s name, home address and telephone number, email address, date of birth, social insurance, passport or other identification number (e.g., resident registration number), salary, nationality, job title, details of all Restricted Stock or any other entitlement to shares of Common Stock awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor (“Data”), for the purpose of implementing, administering and managing the Plan.

The Participant understands that Data will be transferred to Merrill Lynch, Pierce, Fenner & Smith Inc., and its related companies (“Merrill Lynch”) or any stock plan service provider as may be selected by the Corporation in the future, which is assisting the Corporation with the implementation, administration and management of the Plan. The Participant understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country of operation (e.g., the United States) may have different data privacy laws and protections than the Participant’s country. The Participant understands that if he or she resides outside the United States, he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. The Corporation, Merrill Lynch, any other stock plan service provider selected by the Corporation and any other possible recipients that may assist the Corporation (presently or in the future) with implementing, administering and managing the Plan may receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing his or her participation in the Plan. The Participant understands that Data will be held only as long as is necessary to implement, administer and manage the Participant’s participation in the Plan plus any required period thereafter for purposes of complying with data retention policies and procedures. The Participant understands that based on where s/he resides, s/he may have additional rights with respect to personal data collected, used or transferred in connection with this Agreement or any other Restricted Stock grant materials by the Corporation (and its Subsidiaries), and the Participant may contact in writing his or her local human resources representative.

16. BINDING AGREEMENT; ASSIGNMENT. This Agreement shall inure to the benefit of, be binding upon, and be enforceable by the Corporation and its successors and assigns. The Participant shall not assign (except in accordance with Section 9 hereof) any part of this Agreement without the prior express written consent of the Corporation.

17. HEADINGS. The titles and headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

18. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

19. ACQUIRED RIGHTS. The Participant acknowledges and agrees that: (a) the Corporation may terminate or amend the Plan at any time; (b) the award of the Restricted Stock made under this Agreement is completely independent of any other award or grant and is made in the Discretion of the Corporation; (c) no past grants or awards (including, without limitation, the Restricted Stock awarded hereunder) give the Participant any right to any grants or awards in the future whatsoever; and (d) none of the benefits granted under this Agreement are part of the Participant’s ordinary salary or compensation, and shall not be considered as part of such salary or compensation in the event of or for purposes of determining the amount of or entitlement to severance, redundancy or resignation or benefits under any employee benefit plan.

20. COMPENSATION RECOVERY; OTHER POLICIES. By signing this Agreement, the Participant acknowledges and agrees that any Award previously granted to the Participant by the Corporation (under this Plan or any other current or prior equity plan of the Corporation), including the Restricted Stock subject to this Award, and any amounts or benefits arising from such Awards, including but not limited to shares of Common Stock issued or cash paid pursuant to such Awards (including any dividends or distributions) or proceeds realized by the Participant (on a pre-tax basis) due to the sale or other transfer of shares of Common Stock issued pursuant to such Awards shall be subject to (i) any recoupment, clawback, equity holding, stock ownership or similar policies adopted and amended by the Corporation from time to time and (ii) recoupment, clawback, equity holding, stock ownership or similar requirements law, regulation or listing standards applicable to the Corporation from time to time.

21. CODE SECTION 409A. It is intended that this Award be exempt from or comply with Section 409A of the Code and this Agreement shall be interpreted and administered in a manner which effectuates such intent; provided, however, that in no event shall the Corporation or any Subsidiary be liable for any additional tax, interest or penalty imposed upon or other damage suffered by the Participant on account of this Award being subject to but not in compliance with Section 409A of the Code.

SIGNATURE PAGE FOLLOWS

GENTHERM INCORPORATED

By:

Name:

Title:

Dated:

THE PARTICIPANT ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS RESTRICTED STOCK AWARD AGREEMENT, NOR IN THE CORPORATION’S 2023 EQUITY INCENTIVE PLAN, AS AMENDED, WHICH IS INCORPORATED INTO THIS AGREEMENT BY REFERENCE, CONFERS ON THE PARTICIPANT ANY RIGHT WITH RESPECT TO CONTINUATION AS A SERVICE PROVIDER OR DIRECTOR OF THE CORPORATION OR ANY PARENT OR ANY SUBSIDIARY OR AFFILIATE OF THE CORPORATION, NOR INTERFERES IN ANY WAY WITH THE PARTICIPANT’S RIGHT OR THE CORPORATION’S RIGHT TO TERMINATE THE PARTICIPANT’S SERVICE OR DIRECTOR RELATIONSHIP AT ANY TIME, WITH OR WITHOUT CAUSE AND WITH OR WITHOUT PRIOR NOTICE.

BY ACCEPTING THIS AGREEMENT, THE PARTICIPANT ACKNOWLEDGES RECEIPT OF A COPY OF THE PLAN AND REPRESENTS THAT THE PARTICIPANT IS FAMILIAR WITH THE TERMS AND PROVISIONS OF THE PLAN. THE PARTICIPANT ACCEPTS THE RESTRICTED STOCK SUBJECT TO ALL OF THE TERMS AND PROVISIONS OF THIS AGREEMENT. THE PARTICIPANT HAS REVIEWED THE PLAN AND THIS AGREEMENT IN THEIR ENTIRETY. THE PARTICIPANT AGREES TO ACCEPT AS BINDING, CONCLUSIVE AND FINAL ALL DECISIONS OR INTERPRETATIONS OF THE COMMITTEE UPON ANY QUESTIONS ARISING UNDER THE PLAN OR THIS AGREEMENT.

By:

Name:	[NAME OF THE PARTICIPANT]

Dated:

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